UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2016

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55447 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 1750, 700 West Pender St. Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 19, 2016, Corvus Gold Inc. (the “Company”) filed an amended and restated technical report entitled “Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated June 16, 2015, Amended and Restated May 18, 2016 (the “Technical Report”). The Technical Report is hereby being furnished to the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to this current report on Form 8-K to satisfy the Registrant’s “public disclosure” obligations under Regulation FD of the SEC. The Technical Report was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) by Scott E. Wilson, C.P.G., SMEE, Stephen Batman, Mining Eng., SME, Herbert C. Osborne, Metallurgical Eng., SME and William J. Pennstrom, Jr., Metallurgical Eng., SME.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Technical Report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this current report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

All mineral resources in the Technical Report have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Technical Report uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Item 9.01. Exhibits

Exhibit	Description
99.1*	Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Nevada dated June 16, 2015, Amended and Restated May 18, 2016
99.2	Consent of Herbert Osborne SME-RM
99.3	Consent of William J. Pennstrom, Jr. SME-RM
99.4	Consent of Scott E. Wilson, C.P.G.
99.5	Consent of Stephen B. Batman SME-RM

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: May 20, 2016	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Technical Report and Preliminary Economic Assessment for the North Bullfrog Project, Nevada dated June 16, 2015, Amended and Restated May 18, 2016
99.2	Consent of Herbert Osborne SME-RM
99.3	Consent of William J. Pennstrom, Jr. SME-RM
99.4	Consent of Scott E. Wilson, C.P.G.
99.5	Consent of Stephen B. Batman SME-RM

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.